Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Dividend Advantage Municipal Fund
811-09455

The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to vote to approve an agreement and plan of reorganization, to approve the issuance of additional common shares, to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Common
Shares
<c> Common and Preferred shares voting
together as a class
<c>  Preferred
Shares
To approve an Agreement and Plan of
Reorganization




   For
                  -
          -
               300
   Against
                  -
     -
                  -
   Abstain
                  -
                  -
                  -
   Broker Non-Votes
                  -
                  -
                  -
      Total
                  -
                  -
               300




To approve the issuance of additional
common shares in connection with
each Reorganization.




   For
     3,293,012
     3,293,312

   Against
        210,578
        210,578

   Abstain
          86,451
          86,451

   Broker Non-Votes
        908,139
        908,139

      Total
     4,498,180
     4,498,480





To approve a new investment
management agreement




   For
                  -
     3,287,886
                  -
   Against
                  -
        199,837
                  -
   Abstain
                  -
        102,619
                  -
   Broker Non-Votes
                  -
        908,138
                  -
      Total
                  -
     4,498,480
                  -




To approve a new sub-advisory
agreement




   For
                  -
     3,293,521
                  -
   Against
                  -
        196,945
                  -
   Abstain
                  -
          99,875
                  -
   Broker Non-Votes
                  -
        908,139
                  -
      Total
                  -
     4,498,480
                  -





Proxy materials are herein
incorporated by reference
to the SEC filing under
Conformed Submission Type
DEF 14A, accession number
0001193125-14-244139, on June 23, 2014.